Exhibit 99.1

Bristol Myers Squibb Reports Third Quarter Financial Results for 2024

Performance Reflects Continued Focus on Near-Term Execution and Building a Foundation for Long-Term Sustainable Growth

•Third Quarter Revenues were $11.9 Billion, increasing 8% (+10% Adjusting for Foreign Exchange)
•Growth Portfolio Revenues were $5.8 Billion, increasing 18% (+20% Adjusting for Foreign Exchange)
•GAAP EPS was $0.60 and Non-GAAP EPS was $1.80; Includes Net Impact of $(0.09) Per Share for GAAP EPS and Non-GAAP EPS Due to Acquired IPRD Charges and Licensing Income
•Achieved U.S. Approval of Cobenfy, the First New Pharmacological Approach to Treat Schizophrenia in Decades
•Raising 2024 Revenue Guidance to Approximately +5% (+6% Adjusting for Foreign Exchange), Non-GAAP EPS Range Increased to $0.75 to $0.95

(PRINCETON, N.J., October 31, 2024) – Bristol Myers Squibb (NYSE: BMY) today reports results for the third quarter of 2024.

“We made important strides in the third quarter with the landmark U.S. approval of Cobenfy in schizophrenia, continued sales momentum, strong cash flow generation and key pipeline achievements,” said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. “We're focused on closing out the year with strong execution as we deliver on our Growth Portfolio, prioritize high-growth opportunities and continue delivering transformational results for patients."

	Third Quarter
$ in millions, except per share amounts	2024	2023	Change	Change Excl. F/X**
Total Revenues	$11,892	$10,966	8%	10%
Earnings Per Share — GAAP*	0.60	0.93	(35)%	N/A
Earnings Per Share — Non-GAAP* **	1.80	2.00	(10)%	N/A
Acquired IPRD Charge and Licensing Income Net Impact on Earnings Per Share	(0.09)	(0.03)	N/A	N/A
*GAAP and Non-GAAP earnings per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

THIRD QUARTER RESULTS
All comparisons are made versus the same period in 2023 unless otherwise stated.
•Bristol Myers Squibb posted third quarter revenues of $11.9 billion, an increase of 8%, or 10% when adjusted for foreign exchange impacts, primarily driven by the Growth Portfolio and Eliquis, partially offset by generic erosion of Sprycel due to the loss of exclusivity.
•U.S. revenues increased 9% to $8.2 billion, and International revenues increased 7% to $3.7 billion, primarily due to the Growth Portfolio and higher demand for Eliquis, partially offset by generic erosion of Sprycel due to the loss of exclusivity. The negative impact from foreign exchange on International revenues was 4%.
•On a GAAP basis, gross margin decreased from 77.1% to 75.1%, and on a non-GAAP basis decreased from 77.3% to 76.0%, primarily due to product mix.
•On a GAAP and non-GAAP basis, marketing, selling and administrative expenses remained relatively flat at $2.0 billion.
•On a GAAP basis, research and development expenses increased 6%, and 8% on a non-GAAP basis, to $2.4 billion, primarily due to recent acquisitions.
•On a GAAP and non-GAAP basis, Acquired IPRD increased to $262 million from $80 million. On a GAAP and non-GAAP basis, licensing income was $25 million compared to $12 million.
•On a GAAP basis, amortization of acquired intangible assets increased 7% to $2.4 billion, primarily due to the RayzeBio acquisition in 2024 and approval of Augtyro in the fourth quarter of 2023.
•On a GAAP basis, the effective tax rate increased from 9.5% to 27.5%, and on a non-GAAP basis, increased from 11.6% to 18.5%, primarily due to jurisdictional earnings mix and adjustments in 2023 to reflect IRS income tax guidance issued in 2023 regarding deductibility of certain non-U.S. research and development expenses.
•On a GAAP basis, the company reported net income attributable to Bristol Myers Squibb of $1.2 billion, or $0.60 per share, during the third quarter of 2024 compared to $1.9 billion, or $0.93 per share, for the same period a year ago. The company reported non-GAAP net earnings attributable to Bristol Myers Squibb of $3.7 billion, or $1.80 per share, during the third quarter of 2024 compared to $4.1 billion, or $2.00 per share, for the same period a year ago. In addition to the items above, GAAP and non-GAAP earnings per share were impacted by higher interest expense.

THIRD QUARTER PRODUCT REVENUE HIGHLIGHTS

($ amounts in millions)	Quarter Ended September 30, 2024			% Change from Quarter Ended September 30, 2023			% Change from Quarter Ended September 30, 2023 Ex-F/X**
	U.S.	Int'l (c)	WW(d)	U.S.	Int'l(c)	WW(d)	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$1,366	$994	$2,360	2%	7%	4%	16%	7%
Orencia	706	230	936	—%	6%	1%	13%	3%
Yervoy	399	243	642	11%	10%	11%	17%	13%
Reblozyl	358	89	447	79%	85%	80%	90%	81%
Opdualag	216	17	233	33%	>200%	40%	>200%	40%
Abecma	77	47	124	12%	96%	33%	100%	34%
Zeposia	105	42	147	11%	50%	20%	46%	19%
Breyanzi	173	51	224	125%	>200%	143%	>200%	143%
Camzyos	135	21	156	101%	>200%	129%	>200%	129%
Sotyktu	51	15	66	(18)%	>200%	—%	>200%	—%
Augtyro	10	—	10	N/A	N/A	N/A	N/A	N/A
Krazati	32	2	34	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	172	261	433	15%	61%	39%	64%	41%
Total Growth Portfolio	3,800	2,012	5,812	15%	22%	18%	29%	20%
Legacy Portfolio
Eliquis	2,045	957	3,002	15%	3%	11%	2%	11%
Revlimid	1,212	200	1,412	—%	(9)%	(1)%	(6)%	(1)%
Pomalyst/Imnovid	697	201	898	15%	(24)%	3%	(24)%	3%
Sprycel	225	65	290	(44)%	(45)%	(44)%	(42)%	(43)%
Abraxane	151	102	253	(15)%	24%	(3)%	37%	1%
Other Legacy Products(b)	102	123	225	17%	(18)%	(5)%	(19)%	(5)%
Total Legacy Portfolio	4,432	1,648	6,080	4%	(7)%	1%	(6)%	1%
Total Revenues	$8,232	$3,660	$11,892	9%	7%	8%	11%	10%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Nulojix, Onureg, Inrebic, Empliciti and royalty revenue.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

THIRD QUARTER PRODUCT REVENUE HIGHLIGHTS
Growth Portfolio
Growth Portfolio worldwide revenues increased to $5.8 billion compared to $4.9 billion in the prior year period, representing growth of 18% on a reported basis or 20% when adjusted for foreign exchange impacts. Growth Portfolio revenues were primarily driven by higher demand for Reblozyl, Breyanzi, Camzyos and Opdualag.

Legacy Portfolio
Revenues for the Legacy Portfolio in the third quarter were $6.1 billion compared to $6.0 billion in the prior year period, representing growth of 1% on a reported basis and when adjusted for foreign exchange impacts. Legacy Portfolio revenues were primarily driven by higher demand for Eliquis, partially offset by a decline in demand for Sprycel due to generic erosion.

PRODUCT AND PIPELINE UPDATE
Bristol Myers Squibb recently achieved several important clinical and regulatory milestones, including the U.S. approval of Cobenfy and the disclosure of long-term cardiovascular and oncology data that underscore the strength of the company's science.
With Cobenfy, the company is re-establishing its presence in neuroscience and introducing the first new pharmacological approach to treat schizophrenia in decades.

Today, the company is providing an update on data from two Phase 3 oncology trials, CheckMate -8HW and CheckMate -901. Please see the table below for more information.

Neuroscience

Category	Asset	Milestone
Regulatory	CobenfyTM (xanomeline and trospium chloride)
The U.S. Food and Drug Administration (FDA) approved Cobenfy, previously referred to as KarXT, for the treatment of schizophrenia in adults, with a mechanism of action distinct from current therapies. The approval is based on data from the EMERGENT clinical program, which includes three placebo-controlled efficacy and safety trials and two open-label trials evaluating the long-term safety and tolerability of Cobenfy for up to one year.

Cardiovascular

Category	Asset	Milestone
Clinical & Research	Camzyos® (mavacamten)
Long-term follow-up results from the EXPLORER-LTE cohort of the MAVA-Long-Term Extension study evaluating Camzyos in adult patients with New York Heart Association (NYHA) class II-III symptomatic obstructive hypertrophic cardiomyopathy demonstrated that patients experienced consistent and sustained improvements in echocardiographic measures and biomarkers after up to 3.5 years of continuous treatment.

Patients experienced an improvement in symptoms and functional capacity as measured by NYHA class and patient-reported outcomes. The safety profile of Camzyos for up to 3.5 years remained consistent with the established safety profile and no new safety signals were identified.

Oncology

Category	Asset	Milestone
Regulatory	Opdivo® (nivolumab)
The FDA approved Opdivo for the treatment of adult patients with resectable (tumors ≥ 4cm or node positive) non-small cell lung cancer (NSCLC) and no known epidermal growth factor receptor mutations or anaplastic lymphoma kinase rearrangements, for neoadjuvant treatment, in combination with platinum-doublet chemotherapy, followed by single-agent Opdivo as adjuvant treatment after surgery. The approval is based on results from the Phase 3 randomized CheckMate -77T trial.

Opdivo + Yervoy® (ipilimumab)
The FDA accepted the supplemental Biologics License Application for Opdivo plus Yervoy as a potential first-line treatment for adult patients with unresectable hepatocellular carcinoma. The acceptance is based on results from the Phase 3 CheckMate -9DW trial. The FDA assigned a Prescription Drug User Fee Act goal date of April 21, 2025.

Clinical & Research	Opdivo
The Phase 3 CheckMate -8HW trial evaluating Opdivo plus Yervoy compared to Opdivo monotherapy across all lines of therapy as a treatment for patients with microsatellite instability-high or mismatch repair deficient metastatic colorectal cancer met the dual primary endpoint of progression-free survival (PFS) as assessed by Blinded Independent Central Review at a pre-specified interim analysis. Previously, Opdivo plus Yervoy demonstrated a statistically significant and clinically meaningful improvement in PFS compared to chemotherapy.

Opdivo  plus Yervoy demonstrated a statistically significant and clinically meaningful improvement in PFS compared to Opdivo monotherapy across all lines of therapy. The study is ongoing to assess various secondary endpoints, including overall survival (OS). The safety profile for the combination of Opdivo plus Yervoy remained consistent with previously reported data, with no new safety signals identified.

Opdivo
The Phase 3 CheckMate -901 trial evaluating Opdivo plus Yervoy versus standard-of-care non-cisplatin-based chemotherapy in patients with unresectable or metastatic urothelial carcinoma (UC) who are ineligible for cisplatin-based chemotherapy did not meet its primary endpoint of OS. The safety profile for Opdivo and Yervoy was consistent with previously reported data, with no new safety signals identified.

Opdivo has previously shown clinical benefit across various stages of UC. These results do not impact those data or approved indications.

nivolumab + relatlimab high dose
The company announced plans to initiate a Phase 3 trial evaluating the fixed-dose combination of nivolumab and high-dose relatlimab plus chemotherapy as a first-line treatment for stage IV or recurrent non-squamous NSCLC with tumor cell PD-L1 expression of 1 to 49%. The decision was supported by findings from the Phase 2 RELATIVITY-104 trial.

Opdivo + Yervoy
10-year follow-up data from the Phase 3 CheckMate -067 trial showed continued durable improvement in survival with first-line Opdivo plus Yervoy therapy and Opdivo monotherapy, versus Yervoy alone, in patients with previously untreated advanced or metastatic melanoma. With a minimum follow up of 10 years, median OS was 71.9 months with Opdivo plus Yervoy, the longest reported median OS in a Phase 3 advanced melanoma trial.

Hematology

Category	Asset	Milestone
Regulatory	Breyanzi® (lisocabtagene maraleucel)
The European Medicines Agency (EMA) validated the Type II variation application to expand the indication for Breyanzi to include the treatment of adult patients with relapsed or refractory follicular lymphoma (FL) who have received two or more prior lines of systemic therapy. The application is supported by data from the Phase 2 TRANSCEND FL study. Validation of the application confirms the submission is complete and begins the EMA’s centralized review process.

In addition, Japan's Ministry of Health, Labour and Welfare approved the supplemental New Drug Application for Breyanzi for the treatment of relapsed or refractory FL after one prior line of systemic therapy in patients with high-risk FL and after two or more lines of systemic therapy.

Immunology

Category	Asset	Milestone
Clinical & Research	Zeposia® (ozanimod)
Data from the Phase 3 DAYBREAK trial demonstrated that decreased rates of brain volume loss were sustained in the open-label extension (OLE) for patients treated with Zeposia for relapsing forms of multiple sclerosis.

A separate DAYBREAK OLE safety analysis demonstrated declining or stable incidence rates of treatment-emergent adverse events, with relatively low rates of infections, serious infections and opportunistic infections over more than eight years of treatment with Zeposia.

Financial Guidance
Bristol Myers Squibb is raising its 2024 line-item guidance as noted below.

2024 Line-Item Guidance

Non-GAAP[2]
	July (Prior)	October (Updated)
Total Revenues	Upper end of low single-digit range	~5% increase
Total Revenues (excl. F/X)	Upper end of low single-digit range	~6% increase
Gross Margin %	Between ~74% and ~75%	Between ~74.5% and ~75%
Operating Expenses[1]	Low single-digit increase	~4% to ~5% increase
Other income/(expense)	~($50M)	~$125M
Effective tax rate	~66%	~60%
Diluted EPS	$0.60 - $0.90	$0.75 - $0.95
1 Operating Expenses = MS&A and R&D, excluding Acquired IPRD and Amortization of acquired intangible assets.
2 See "Use of Non-GAAP Financial Information."

The 2024 financial guidance excludes the impact of any potential future strategic acquisitions, divestitures, specified items that have not yet been identified and quantified, and the impact of future Acquired IPRD charges. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website www.bms.com, in the "Investors" section. Non-GAAP guidance assumes current exchange rates. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Environmental, Social & Governance (ESG)
As a leading biopharmaceutical company, Bristol Myers Squibb's passion for making an impact extends beyond the discovery, development and delivery of innovative medicines that help patients prevail over serious diseases. To learn more about our priorities and goals, please visit our latest ESG report.

Conference Call Information
Bristol Myers Squibb will host a conference call today, Thursday, October 31, 2024, at 8:00 a.m. ET, during which company executives will review quarterly financial results and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com.

Investors and the public can register for the live conference call here. Those unable to register can access the live conference call by dialing in the U.S. toll-free 1-833-816-1116 or international +1 412-317-0705. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.

A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes. A replay of the conference call will be available beginning at 11:30 a.m. ET on October 31, 2024, through 11:30 a.m. ET on November 14, 2024, by dialing in the U.S. toll free 1-877-344-7529 or international +1 412-317-0088, confirmation code: 9624003.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, X (formerly Twitter), YouTube, Facebook, and Instagram.
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For more information, contact:
Media Relations: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is gross profit excluding certain specified items, as a percentage of revenues, non-GAAP operating margin, which is gross profit less marketing, selling and administrative expenses and research and development expenses excluding certain specified items as a percentage of revenues, non-GAAP operating expenses, which is marketing, selling and administrative and research and development expenses excluding certain specified items, non-GAAP marketing, selling and administrative expenses, which is marketing, selling and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses, as well as non-GAAP measures, excluding the impact of foreign exchange ("Ex-Fx"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-Fx financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures such as non-GAAP earnings and related EPS information are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwinding of inventory purchase price adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, costs of acquiring a priority review voucher, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnership equity method investments), income resulting from the change in control of the Nimbus Therapeutics TYK2 Program and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Certain other significant tax items are also excluded such as the impact resulting from a non-U.S. tax ruling regarding the deductibility of a statutory impairment of subsidiary investments and release of income tax reserves relating to the Celgene acquisition.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, BMS.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission ("SEC") filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2024 financial guidance, plans and strategy, including its business development and capital allocation strategy, ESG priorities and goals, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed and there is no assurance that the company will achieve its financial guidance and long-term targets, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; the company’s ability to retain patent exclusivity of certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the company’s ability to obtain and protect market exclusivity rights and enforce patents and other intellectual property rights; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; the risk of an adverse patent litigation decision or settlement and exposure to other litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could reduce the market acceptance for the company's products and result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks on the company’s information systems or products and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s dependency on several key products; any decline in the company’s future royalty streams; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; the impact of our exclusive forum provision in our by-laws for certain lawsuits on our stockholders’ ability to obtain a judicial forum that they find favorable for such lawsuits; issuance of new or revised accounting standards; and risks relating to public health outbreaks, epidemics and pandemics.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net product sales	$11,483	$10,645	$34,967	$32,610
Alliance and other revenues	409	321	991	919
Total Revenues	11,892	10,966	35,958	33,529

Cost of products sold(a)	2,957	2,506	9,156	7,948
Marketing, selling and administrative	1,983	2,003	6,278	5,699
Research and development	2,374	2,242	7,968	6,821
Acquired IPRD	262	80	13,343	313
Amortization of acquired intangible assets	2,406	2,256	7,179	6,769
Other (income)/expense, net	234	(258)	588	(787)
Total Expenses	10,216	8,829	44,512	26,763

(Loss)/Earnings Before Income Taxes	1,676	2,137	(8,554)	6,766
Provision for Income Taxes	461	203	455	488
Net (Loss)/Earnings	1,215	1,934	(9,009)	6,278
Noncontrolling Interest	4	6	11	15
Net (Loss)/Earnings Attributable to BMS	$1,211	$1,928	$(9,020)	$6,263

Weighted-Average Common Shares Outstanding:
Basic	2,028	2,057	2,026	2,083
Diluted	2,031	2,064	2,026	2,093

(Loss)/Earnings per Common Share:
Basic	$0.60	$0.94	$(4.45)	$3.01
Diluted	0.60	0.93	(4.45)	2.99

Other (income)/expense, net
Interest expense(b)	$505	$280	$1,451	$850
Royalty and licensing income	(180)	(365)	(532)	(1,068)
Royalty income - divestitures	(284)	(217)	(820)	(623)
Equity investment (gains)/losses	(12)	—	(221)	213
Integration expenses	69	54	214	180
Intangible asset impairments	47	29	47	29
Litigation and other settlements	—	(61)	71	(393)
Investment income	(94)	(107)	(364)	(304)
Provision for restructuring	78	141	558	321
Acquisition expense	—	—	50	—
Other	105	(12)	134	8
Other (income)/expense, net	$234	$(258)	$588	$(787)
(a)     Excludes amortization of acquired intangible assets.
(b) Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Unaudited, dollars in millions)

							Change vs. 2023
	2024			2023			GAAP			Excl. F/X**
	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)
Growth Portfolio
Opdivo	$1,366	$994	$2,360	$1,343	$932	$2,275	2%	7%	4%	2%	16%	7%
Orencia	706	230	936	708	217	925	—%	6%	1%	—%	13%	3%
Yervoy	399	243	642	359	220	579	11%	10%	11%	11%	17%	13%
Reblozyl	358	89	447	200	48	248	79%	85%	80%	79%	90%	81%
Opdualag	216	17	233	162	4	166	33%	>200%	40%	33%	>200%	40%
Abecma	77	47	124	69	24	93	12%	96%	33%	12%	100%	34%
Zeposia	105	42	147	95	28	123	11%	50%	20%	11%	46%	19%
Breyanzi	173	51	224	77	15	92	125%	>200%	143%	125%	>200%	143%
Camzyos	135	21	156	67	1	68	101%	>200%	129%	101%	>200%	129%
Sotyktu	51	15	66	62	4	66	(18)%	>200%	—%	(18)%	>200%	—%
Augtyro	10	—	10	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	32	2	34	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	172	261	433	149	162	311	15%	61%	39%	15%	64%	41%
Total Growth Portfolio	3,800	2,012	5,812	3,291	1,655	4,946	15%	22%	18%	15%	29%	20%
Legacy Portfolio
Eliquis	2,045	957	3,002	1,772	933	2,705	15%	3%	11%	15%	2%	11%
Revlimid	1,212	200	1,412	1,209	220	1,429	—%	(9)%	(1)%	—%	(6)%	(1)%
Pomalyst/Imnovid	697	201	898	606	266	872	15%	(24)%	3%	15%	(24)%	3%
Sprycel	225	65	290	399	118	517	(44)%	(45)%	(44)%	(44)%	(42)%	(43)%
Abraxane	151	102	253	178	82	260	(15)%	24%	(3)%	(15)%	37%	1%
Other Legacy Products(b)	102	123	225	87	150	237	17%	(18)%	(5)%	17%	(19)%	(5)%
Total Legacy Portfolio	4,432	1,648	6,080	4,251	1,769	6,020	4%	(7)%	1%	4%	(6)%	1%
Total Revenues	$8,232	$3,660	$11,892	$7,542	$3,424	$10,966	9%	7%	8%	9%	11%	10%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Unaudited, dollars in millions)

							Change vs. 2023
	2024			2023			GAAP			Excl. F/X**
	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)
Growth Portfolio
Opdivo	$3,927	$2,898	$6,825	$3,845	$2,777	$6,622	2%	4%	3%	2%	14%	7%
Orencia	2,020	662	2,682	1,954	662	2,616	3%	—%	3%	3%	8%	5%
Yervoy	1,171	684	1,855	1,039	633	1,672	13%	8%	11%	13%	15%	14%
Reblozyl	999	227	1,226	534	154	688	87%	47%	78%	87%	50%	79%
Opdualag	637	37	674	429	8	437	48%	>200%	54%	48%	>200%	54%
Abecma	183	118	301	302	70	372	(39)%	69%	(19)%	(39)%	74%	(18)%
Zeposia	288	120	408	219	82	301	32%	46%	36%	32%	45%	35%
Breyanzi	382	102	484	218	45	263	75%	127%	84%	75%	131%	85%
Camzyos	342	37	379	142	1	143	141%	>200%	165%	141%	>200%	165%
Sotyktu	126	37	163	101	6	107	25%	>200%	52%	25%	>200%	54%
Augtyro	23	—	23	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	82	5	87	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	488	605	1,093	455	431	886	7%	40%	23%	7%	44%	25%
Total Growth Portfolio	10,668	5,532	16,200	9,238	4,869	14,107	15%	14%	15%	15%	22%	18%
Legacy Portfolio
Eliquis	7,410	2,728	10,138	6,610	2,722	9,332	12%	—%	9%	12%	1%	9%
Revlimid	3,830	604	4,434	3,951	696	4,647	(3)%	(13)%	(5)%	(3)%	(9)%	(4)%
Pomalyst/Imnovid	2,010	712	2,722	1,712	839	2,551	17%	(15)%	7%	17%	(14)%	7%
Sprycel	848	240	1,088	1,011	393	1,404	(16)%	(39)%	(23)%	(16)%	(35)%	(21)%
Abraxane	450	251	701	526	231	757	(14)%	9%	(7)%	(14)%	24%	(3)%
Other Legacy Products(b)	293	382	675	250	481	731	17%	(21)%	(8)%	17%	(19)%	(6)%
Total Legacy Portfolio	14,841	4,917	19,758	14,060	5,362	19,422	6%	(8)%	2%	6%	(6)%	2%
Total Revenues	$25,509	$10,449	$35,958	$23,298	$10,231	$33,529	9%	2%	7%	9%	7%	9%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	7%	(9)%	16%	4%	(10)%	14%
Orencia	6%	(7)%	13%	—%	(8)%	8%
Yervoy	10%	(7)%	17%	8%	(7)%	15%
Reblozyl	85%	(5)%	90%	47%	(3)%	50%
Opdualag	>200%	NM	>200%	>200%	NM	>200%
Abecma	96%	(4)%	100%	69%	(5)%	74%
Zeposia	50%	4%	46%	46%	1%	45%
Breyanzi	>200%	NM	>200%	127%	(4)%	131%
Camzyos	>200%	NM	>200%	>200%	NM	>200%
Sotyktu	>200%	NM	>200%	>200%	NM	>200%
Augtyro	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	61%	(3)%	64%	40%	(4)%	44%
Total Growth Portfolio	22%	(7)%	29%	14%	(8)%	22%
Legacy Portfolio
Eliquis	3%	1%	2%	—%	(1)%	1%
Revlimid	(9)%	(3)%	(6)%	(13)%	(4)%	(9)%
Pomalyst/Imnovid	(24)%	—%	(24)%	(15)%	(1)%	(14)%
Sprycel	(45)%	(3)%	(42)%	(39)%	(4)%	(35)%
Abraxane	24%	(13)%	37%	9%	(15)%	24%
Other Legacy Products(c)	(18)%	1%	(19)%	(21)%	(2)%	(19)%
Total Legacy Portfolio	(7)%	(1)%	(6)%	(8)%	(2)%	(6)%
Total Revenues	7%	(4)%	11%	2%	(5)%	7%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(b)    Includes Onureg, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	4%	(3)%	7%	3%	(4)%	7%
Orencia	1%	(2)%	3%	3%	(2)%	5%
Yervoy	11%	(2)%	13%	11%	(3)%	14%
Reblozyl	80%	(1)%	81%	78%	(1)%	79%
Opdualag	40%	—%	40%	54%	—%	54%
Abecma	33%	(1)%	34%	(19)%	(1)%	(18)%
Zeposia	20%	1%	19%	36%	1%	35%
Breyanzi	143%	—%	143%	84%	(1)%	85%
Camzyos	129%	—%	129%	165%	—%	165%
Sotyktu	—%	—%	—%	52%	(2)%	54%
Augtyro	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	39%	(2)%	41%	23%	(2)%	25%
Total Growth Portfolio	18%	(2)%	20%	15%	(3)%	18%
Legacy Portfolio
Eliquis	11%	—%	11%	9%	—%	9%
Revlimid	(1)%	—%	(1)%	(5)%	(1)%	(4)%
Pomalyst/Imnovid	3%	—%	3%	7%	—%	7%
Sprycel	(44)%	(1)%	(43)%	(23)%	(2)%	(21)%
Abraxane	(3)%	(4)%	1%	(7)%	(4)%	(3)%
Other Legacy Products(c)	(5)%	—%	(5)%	(8)%	(2)%	(6)%
Total Legacy Portfolio	1%	—%	1%	2%	—%	2%
Total Revenues	8%	(2)%	10%	7%	(2)%	9%
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Onureg, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF GAAP AND NON-GAAP GROWTH DOLLARS AND PERCENTAGES EXCLUDING FOREIGN EXCHANGE IMPACT *
(Unaudited, dollars in millions)

THREE MONTHS	2024	2023	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2024 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$11,892	$10,966	$926	8%	$(135)	$12,027	(2)%	10%
Gross profit	8,935	8,460	475	6%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	9,036	8,476	560	7%	N/A	N/A	N/A	N/A

Gross margin(b)	75.1%	77.1%
Gross margin excluding specified items	76.0%	77.3%

Marketing, selling and administrative	1,983	2,003	(20)	(1)%	15	1,998	1%	—%
Marketing, selling and administrative excluding specified items(a)	1,976	1,938	38	2%	15	1,991	1%	3%

Research and development	2,374	2,242	132	6%	8	2,382	—%	6%
Research and development excluding specified items(a)	2,353	2,178	175	8%	8	2,361	—%	8%

Operating margin(c)	38.5%	38.4%
Operating margin excluding specified items	39.6%	39.8%

NINE MONTHS	2024	2023	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2024 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$35,958	$33,529	$2,429	7%	$(512)	$36,470	(2)%	9%
Gross profit	26,802	25,581	1,221	5%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	27,221	25,718	1,503	6%	N/A	N/A	N/A	N/A

Gross margin(b)	74.5%	76.3%
Gross margin excluding specified items	75.7%	76.7%

Marketing, selling and administrative	6,278	5,699	579	10%	68	6,346	1%	11%
Marketing, selling and administrative excluding specified items(a)	5,887	5,614	273	5%	68	5,955	1%	6%

Research and development	7,968	6,821	1,147	17%	32	8,000	—%	17%
Research and development excluding specified items(a)	6,994	6,636	358	5%	32	7,026	1%	6%

Operating margin(c)	34.9%	39.0%
Operating margin excluding specified items	39.9%	40.2%

*     Foreign exchange impacts were derived by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results.
** See "Use of Non-GAAP Financial Information".
(a)     Refer to the Specified Items schedule below for further details.
(b)    Represents gross profit as a percentage of Revenues.
(c)        Operating margin represents gross profit less marketing, selling and administrative expenses and research and development expenses, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Inventory purchase price accounting adjustments	$13	$—	$34	$84
Intangible asset impairment	—	—	280	—
Site exit and other costs	88	16	105	53
Cost of products sold	101	16	419	137

Acquisition related charges(a)	—	—	372	—
Site exit and other costs	7	65	19	85
Marketing, selling and administrative	7	65	391	85

IPRD impairments	—	60	590	80
Priority review voucher	—	—	—	95
Acquisition related charges(a)	—	—	348	—
Site exit and other costs	21	4	36	10
Research and development	21	64	974	185

Amortization of acquired intangible assets	2,406	2,256	7,179	6,769

Interest expense(b)	(12)	(12)	(37)	(39)
Equity investment (gain)/losses	(13)	(2)	(222)	206
Acquisition expenses	—	—	50	—
Integration expenses	69	54	214	180
Litigation and other settlements	—	(62)	61	(397)
Provision for restructuring	78	141	558	321
Intangible asset impairment	47	29	47	29
Other	106	(1)	116	(6)
Other (income)/expense, net	275	147	787	294

Increase to Earnings before income taxes	2,810	2,548	9,750	7,470

Income taxes on items above	(371)	(340)	(1,296)	(944)
Income tax reserve releases	—	—	(502)	—
Income taxes attributed to a non-U.S. tax ruling	—	—	—	(656)
Income taxes	(371)	(340)	(1,798)	(1,600)

Increase to net earnings	$2,439	$2,208	$7,952	$5,870
(a)    Includes cash settlement of unvested stock awards, and other related costs incurred in connection with the recent acquisitions of Karuna, RayzeBio and Mirati.
(b)    Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,935	$101	$9,036	$26,802	$419	$27,221
Marketing, selling and administrative	1,983	(7)	1,976	6,278	(391)	5,887
Research and development	2,374	(21)	2,353	7,968	(974)	6,994
Amortization of acquired intangible assets	2,406	(2,406)	—	7,179	(7,179)	—
Other (income)/expense, net	234	(275)	(41)	588	(787)	(199)
Earnings/(Loss) before income taxes	1,676	2,810	4,486	(8,554)	9,750	1,196
Provision for income taxes	461	371	832	455	1,798	2,253
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$1,211	$2,439	$3,650	$(9,020)	$7,952	$(1,068)

Weighted-average common shares outstanding—diluted	2,031	2,031	2,031	2,026	2,026	2,026
Diluted earnings/(loss) per share	$0.60	$1.20	$1.80	$(4.45)	$3.92	$(0.53)

Effective tax rate	27.5%	(9.0)%	18.5%	(5.3)%	193.7%	188.4%

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,460	$16	$8,476	$25,581	$137	$25,718
Marketing, selling and administrative	2,003	(65)	1,938	5,699	(85)	5,614
Research and development	2,242	(64)	2,178	6,821	(185)	6,636
Amortization of acquired intangible assets	2,256	(2,256)	—	6,769	(6,769)	—
Other (income)/expense, net	(258)	(147)	(405)	(787)	(294)	(1,081)
Earnings before income taxes	2,137	2,548	4,685	6,766	7,470	14,236
Provision for income taxes	203	340	543	488	1,600	2,088
Net earnings attributable to BMS used for diluted EPS calculation	$1,928	$2,208	$4,136	$6,263	$5,870	$12,133

Weighted-average common shares outstanding—diluted	2,064	2,064	2,064	2,093	2,093	2,093
Diluted earnings per share	$0.93	$1.07	$2.00	$2.99	$2.81	$5.80

Effective tax rate	9.5%	2.1%	11.6%	7.2%	7.5%	14.7%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023
(Unaudited, dollars in millions)

	September 30, 2024	December 31, 2023

Cash and cash equivalents	$7,890	$11,464
Marketable debt securities - current	204	816
Marketable debt securities - non-current	324	364
Cash, cash equivalents and marketable debt securities	$8,418	$12,644
Short-term debt obligations	(1,078)	(3,119)
Long-term debt	(48,674)	(36,653)
Net debt position	$(41,334)	$(27,128)